UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 24, 2015, Eldorado Resorts, Inc. (“ERI”), filed a Current Report on Form 8-K to report the completion of ERI’s acquisition (the “Circus Reno/Silver Legacy Purchase”) of (i) all of the assets and properties of Circus Circus Hotel and Casino-Reno (“Circus Reno”) and (ii) the 50% membership interest in Circus and Eldorado Joint Venture, LLC (the “Silver Legacy”) owned by Galleon, Inc. As a result of the Circus Reno/Silver Legacy Purchase the Silver Legacy became an indirect wholly-owned subsidiary of ERI. ERI is filing this amendment on Form 8-K/A to amend such Current Report to include the financial information required by Item 9.01(a) and Item 9.01(b) that was not included in such Current Report.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements of Properties Acquired.

The unaudited consolidated financial statements of the Silver Legacy and Circus Reno for the nine months ended September 30, 2014 and 2015, audited financial statements of Silver Legacy for the years ended December 31, 2014, 2013 and 2012, and audited financial statements of Cirus Reno for the year ended December 31, 2014 required by Item 9.01(a) of Form 8-K are included herewith.

(b)                                 Pro forma financial information (unaudited)

The pro forma financial information of Eldorado Resorts Inc. for the nine months ended September 30, 2015 and the year ended December 31, 2014 required by Item 9.01(b) are included herewith.

(d)                                 Exhibits.

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP (as filed herewith).
23.2	Consent of Deloitte & Touche LLP (as filed herewith).
99.1

Unaudited financial statements of Silver Legacy and Circus Reno for the nine months ended September 30, 2014 and 2015, audited financial statements of Silver Legacy for the years ended December 31, 2014, 2013 and 2012 and audited financial statements of Circus Reno for the year ended December 31, 2014 (filed herewith).

99.2	Pro forma financial information of Eldorado Resorts Inc. for the nine months ended September 30, 2015 and the year ended December 31, 2014 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada
corporation

Date: January 14, 2016	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer

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